                                                                    EXHIBIT 23.4

                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the use in this Registration Statement on Form S-4 of Orius Corp. of our report dated August 16, 2000 relating to the financial statements of Hattech, Inc., which appears in such Registration Statement. We also consent to the references to us under the heading "Independent Accountants" in such Registration Statement.


Offutt Childers & Putman, P.C.

Vienna, Virginia

September 11, 2000